UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

COROWARE, INC.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF COROWARE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

COROWARE, INC.
601 108th Avenue NE, Suite 1900
Bellevue, Washington 98004
(800) 641-2676

INFORMATION STATEMENT
 June__, 2016

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of CoroWare, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders  (the “Common Stockholders”) of Common Stock, par value $.0001 per share (the “Common Stock”), of CoroWare, Inc., a Delaware corporation (the “ Company”), to notify such Common Stockholders that on June 15, 2016, the Company received a unanimous written consent in lieu of a meeting of the holder of Series G Convertible Preferred Stock, par value $1.00 per share (the “ Series G Preferred ”).  Each share of Series G Preferred has the equivalent of five million (5,000,000) votes of Common Stock.  Currently, there is one holder of Series G Preferred (the “Series G Stockholder”), holding 25,000 shares of Series G Preferred, resulting in the Series G Stockholder holding in the aggregate approximately 89% of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholder”).   The Majority Stockholder authorized the following:

•	The increase in the number of authorized shares of Common Stock from thirteen billion (13,000,000,000) shares of Common Stock to thirty five billion (35,000,000,000) shares of Common Stock (the “Authorized Share Increase”);

We have attached as Appendix A hereto a form of the proposed amendment to the Articles of Incorporation, the increase in authorized shares of common stock to thirty five billion.

On June 15 2016, the Board of Directors of the Company (the “Board”) approved, and recommended for approval to the holders having the power to vote with respect to the Common Stock, the Authorized Share Increase (the “Action”).  On June 15, 2016, the Majority Stockholder approved the Action by written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (“DGCL”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action.

We will mail the Notice to the Common Stockholders on or about July 1, 2016. The Company anticipates that the Amendment will become effective on or about July 22, 2016.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Common Stockholders of the Company will benefit from the Action because it believes that the Company will be able to extinguish legacy convertible debt, attract new investors for investment in its mobile robotics and enhanced collaboration businesses.

The Board believes that the Common Stockholders of the Company will benefit from the Authorized Common Stock Share Increase because such change may allow the Company greater flexibility in pursuing acquisitions, equity investments and other opportunities.

Accordingly, it was the Board’s opinion that the Action would better position the Company to attract potential business candidates and provide the Common Stockholders a greater potential return.

INTRODUCTION

Section 228 of the Delaware General Corporation Law (“DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice to the Common Stockholders on or about July 1, 2016.

This Information Statement contains a brief summary of the material aspects of each of the Actions approved by the Board of Directors (the “Board”) of CoroWare, Inc. (the “Company,” “we,” “our,” or “us”) and the holder of Series G Convertible Preferred Stock (the “Series G Preferred”), which has voting rights with respect to the Common Stock and constitutes a majority of the voting power of the Common Stock.

SERIES G PREFERRED STOCK

By unanimous written consent of the Board (as permitted under Section 141 of the DGCL), the designation, rights, preferences and privileges of the Series G Preferred were established by the Board (as is permitted under Section 151 of the DGCL and by the Certificate of Incorporation, as amended, of the Company).  The designation, rights, preferences and privileges that the Board established for the Series G Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on April 17, 2014. Among other things, the Certificate of Designation provides that each one share of Series G Preferred has the equivalent of five million (5,000,000) votes of Common Stock.

As of June 15, 2016, there were issued and outstanding (i) 11,827,671,008, shares of our Common Stock, (ii) 100,000 shares of our Series D Convertible Preferred Stock (Series D Preferred) and (iii) 25,000 shares of our Series G Preferred.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Actions is one hundred forty six billion, eight hundred twenty seven million, six hundred seventy one thousand, eight (146,827,671,008) (the sum of the votes represented by the issued and outstanding shares of Common Stock, Series D Preferred, and Series G Preferred).  Pursuant to Section 228 of the DGCL, a majority of the voting equity of the Company, or at least seventy three billion, four hundred thirteen million, eight hundred thirty five thousand, five hundred five (73,413,835,505) votes, are required to approve the Action by written consent. The Series G Stockholder, which holds in the aggregate one hundred thirty one billion, sixty million, six hundred six thousand, three hundred thirty five (131,060,606,335) votes or approximately 89% of the voting equity of the Company, has voted in favor of the Action, thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series G Stockholder, the number of shares Common Stock, Series D Preferred Stock, and of Series G Preferred held by the Series G Stockholder, the total number of votes that the Series G Stockholder voted in favor of the Action and the percentage of the issued and outstanding voting equity of the Company that voted in favor of the action.

Name of Stockholder	Number of Shares of Common Stock Held	Number of Votes held by Series D Stockholder	Number of Votes held by Series G Stockholder	Total Number of Votes Held by Stockholder	Percentage of the Voting Equity
Lloyd Spencer	60,606,335	6,000,000,000	125,000,000,000	131,000,054,216	89.3%

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement

We currently expect to file the Amendment on or about July 22, 2016.

With respect to the Action described in this Information Statement, the Board reserves the right, notwithstanding that the Series G Stockholder has approved such Action, to elect not to proceed with such Action if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate the Action.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from thirteen billion (13,000,000,000) shares to thirty five billion (35,000,000,000) shares (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The additional shares of common stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued.  These shares would have the same rights and privileges as the shares of Common Stock currently outstanding.   Holders of the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

--	conversion of convertible securities
-	retiring convertible debt
-	future financings and other corporate purposes
-	future acquisitions

The Company is actively pursuing financings which may result in the issuance of additional shares of Common Stock. As previously disclosed by the Company's periodic Form 10-K and Form 10-Q SEC filings, the Company needs to pay off both aged and new convertible notes in the event that note holders decide to convert their notes to the shares of the Company's common stock. Below is a list of the Company’s convertible notes payable as of March 31, 2016.

CONVERTIBLE NOTES PAYABLE, NET

In February 2003, the Company issued $230,000 of notes payable which matured in June 2003. The notes earn simple interest at 8% per annum unless they are in default, in which case they earn default simple interest at a rate of 15%. In July 2003, the terms of the note were changed such that the notes became convertible debentures, whereby at the option of the holder, all outstanding principal and interest can be converted into shares of the Company’s common stock at $1.00 per share. As of March 31, 2016, $100,000 of principal and $203,813 of accrued interest remain outstanding from these notes.  These notes are currently in default.

On July 22, 2005, the Company issued a convertible promissory note to Richard Wynns (“Wynns”) for $30,000.  The note accrues simple interest at a rate of 5% per annum, and matures on December 31, 2006.  At the option of the holder, all outstanding principal and interest can be converted into shares of the Company’s common stock at $0.15 per share.  Through March 31, 2016, the holder converted $22,500 of principal into shares of the Company’s common stock.  As of March 31, 2016, there is $7,500 of principal and $4,969 of accrued interest remaining on this note.  This note is currently in default.

On October 3, 2005, the Company issued a convertible promissory note to Wynns for $30,000.  The note accrues simple interest at a rate of 10% per annum, and matures on November 2, 2005.  On July 26, 2010, this note was amended whereby accrued interest through this date was added to the principal balance, making the total principal balance of the note $47,509.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 75% of the average of the three lowest closing prices during the 10-day trading period prior to conversion.  As of March 31, 2016, there is $47,509 of principal and $27,304 of accrued interest remaining on this note.  This note is currently in default.

On October 14, 2005, the Company issued a convertible promissory note to Wynns for $30,000.  The note accrues simple interest at a rate of 10% per annum, and matures on December 31, 2006.  On July 26, 2010, this note was amended whereby accrued interest through this date was added to the principal balance, making the total principal balance of the note $46,489.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 75% of the average of the three lowest closing prices during the 10-day trading period prior to conversion.  As of March 31, 2016, there is $46,489 of principal and $26,718 of accrued interest remaining on this note.  This note is currently in default.

On July 20, 2006, the Company issued a convertible promissory note to YA Global Investments, L.P. (“YA Global”) for $1,250,000, with a maturity date of July 20, 2009. On August 22, 2006, the Company issued a convertible promissory note to YA Global for $575,000, with a maturity date of August 22, 2009.  The notes accrue simple interest at a rate of 10% per annum, with a default simple interest rate of 14% per annum.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share.  Through December 31, 2015, a total of $82,630 in principal and $373,323 in accrued interest were converted into shares of the Company’s common stock.  Additionally, through December 31, 2015, $1,671,742 of principal from these notes were assigned to other parties in the form of convertible promissory notes.  On February 5, 2016, all outstanding principal and accrued interest on these notes were consolidated into a new convertible promissory note along with all other outstanding notes due to YA Global.

On November 2, 2007, the Company issued a convertible promissory note to YA Global for $600,000, with a maturity date of November 2, 2010.  On March 17, 2008, the Company issued a convertible promissory note to YA Global for $300,000, with a maturity date of March 17, 2010.  The notes accrue simple interest at a rate of 14% per annum.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share.  On February 5, 2016, all outstanding principal and accrued interest on these notes were consolidated into a new convertible promissory note along with all other outstanding notes due to YA Global.

On January 12, 2010, the Company issued an amended convertible promissory note to Westmount Holdings International, Ltd., with a principal balance of $567,200 and accrued interest of $317,510, which was assigned from YA Global.  The note accrues simple interest at a rate of 14% per annum and is due on demand.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share.  Through March 31, 2016, the Company converted $29,883 of principal and $261,259 of accrued interest into shares of the Company’s common stock.  As of March 31, 2016, there is $537,317 of principal and $460,246 of accrued interest remaining on this note.  This note is currently in default.

On December 6, 2010, the Company issued a convertible promissory note to Thomas Collins for $75,000, which was assigned from a holder of a note issued on February 2003.  The note accrues interest at a rate of 8% per annum and is due on demand.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of $1.00 per share.  During the year ended December 31, 2015, all principal and accrued interest on this note was extinguished.

On January 28, 2011, the Company issued a convertible promissory note to Barclay Lyons, LLC for $10,750.  The note accrues simple interest at a rate of 21% per annum and matures on July 28, 2011, with a default simple interest rate of 36%.  Pursuant to the terms of the note, the principal balance is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lesser of (i) the closing price on the day prior to conversion, or (ii) the volume-weighted-average closing price of the five day trading period prior to conversion, though in no instance shall the conversion price be less than $0.0001.  There is a ceiling on the conversion rate of $0.05 per share, but this rate is to be discounted based on forward splits.  As of March 31, 2016, there is $10,750 of principal and $19,218 of accrued interest remaining on this note.  This note is currently in default.

On March 21, 2011, the Company issued a convertible promissory note to Redwood Management, LLC for $284,132.  The note accrues interest at a rate of 14% per annum and matures on March 18, 2013.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share.  As of March 31, 2016, there is $123,936 of principal and $53,501 of accrued interest remaining on this note.  This note is currently in default.

On April 2, 2011, the Company issued a convertible promissory note to Martin Harvey for $67,042, which was assigned to Blackbridge Capital, LLC (“Blackbridge”).  The note accrues compounded interest at a rate of 10% per annum and matures on May 2, 2011, with a default compounded interest rate of 15% per annum.  Pursuant to the terms of the notes, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of the average of the five trading days prior to the applicable conversion date, with the number of conversion shares multiplied by 115%.  Through March 31, 2016, a total of $42,557 in principal was converted into shares of the Company’s common stock, and a total of $17,500 in principal payments have been made.  As of March 31, 2016, there is $6,985 of principal and $41,328 of accrued interest remaining on this note.  This note is currently in default.

On June 2, 2011, the Company issued a convertible promissory note to Panache Capital, LLC (“Panache”) for $65,000.  The note accrues simple interest at a rate of 8% per annum and matures on June 1, 2012, with a default simple interest rate of 15% per annum.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the of the average of the three lowest closing prices during the 20-day trading period prior to conversion.  Through March 31, 2016, the Company converted $57,315 of principal into shares of the Company’s common stock.  As of March 31, 2016, there is $7,685 of principal and $12,574 of accrued interest remaining on this note.  This note is currently in default.

On June 29, 2011, the Company issued a convertible promissory note to Panache for $15,000.  The note accrues simple interest at a rate of 8% per annum and matures on June 29, 2012.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the of the average of the three lowest closing prices during the 20-day trading period prior to conversion.  Through March 31, 2016, the Company converted $14,798 of principal into shares of the Company’s common stock.  As of March 31, 2016, there is $202 of principal and $5,454 of accrued interest remaining on this note.  This note is currently in default.

On October 5, 2011, the Company issued a convertible promissory note to Premier IT Solutions for $21,962.  The note accrues compounded interest at a rate of 10% per annum and matures on March 5, 2012, with a default compounded interest rate of 15% per annum.  Pursuant to the terms of the note, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of the average of the five trading days prior to the applicable conversion date, with the number of conversion shares multiplied by 115%.  As of March 31, 2016, there is $21,962 of principal and $20,044 of accrued interest remaining on this note.  This note is currently in default.

On February 21, 2012, the Company issued a convertible promissory note to Kelburgh, Ltd. for $13,000.  The note accrues compounded interest at a rate of 10% per annum and matures on March 5, 2012, with a default compounded interest rate of 15% per annum.  Pursuant to the terms of the note, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of 85% of the average of the five trading days prior to the applicable conversion date.  As of March 31, 2016, there is $13,000 of principal and $10,885 of accrued interest remaining on this note.  This note is currently in default.

On August 3, 2012, the Company issued a convertible promissory note to Raphael Cariou (“Cariou”) for $7,000.  The note accrues compounded interest at a rate of 10% per annum and matures on February 3, 2013, with a default compounded interest rate of 15% per annum.  Pursuant to the terms of the note, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of the average of the five trading days prior to the applicable conversion date, with the number of conversion shares multiplied by 115%.  As of March 31, 2016, there is $7,000 of principal and $4,776 of accrued interest remaining on this note.  This note is currently in default.

On February 25, 2013, the Company issued two convertible promissory notes to AGS Capital Group, LLC (“AGS”) for $131,377 and $42,000.  The notes accrue compounded interest at a rate of 14% per annum and mature on February 25, 2014.  Pursuant to the terms of the notes, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of 35% of the lowest closing price during the 20-day trading period prior to conversion.  Through March 31, 2016, $96,138 of principal has been converted into shares of the Company’s common stock.  As of March 31, 2016, there is a total of $77,239 of principal and $60,226 of accrued interest remaining on these notes.  These notes are currently in default.

On March 7, 2013, the Company issued a convertible promissory note to YA Global for $25,000.  The note accrues simple interest at a rate of 14% per annum and matures on March 7, 2014.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 80% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share.  On February 5, 2016, all outstanding principal and accrued interest on this note were consolidated into a new convertible promissory note along with all other outstanding notes due to YA Global.

On April 19, 2013, the Company issued a convertible promissory note to Tangiers Investment Group, LLC (“Tangiers”) for $14,000.  The note accrues simple interest at a rate of 10% per annum and matures on April 19, 2014, with a default simple interest rate of 20% per annum.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lowest closing price during the 10-day trading period prior to conversion, with the conversion rate being rounded to $0.0001 or whole share.  As of March 31, 2016, there is $14,000 of principal and $6,854 of accrued interest remaining on this note.  This note is currently in default.

On May 17, 2013, the Company issued a convertible promissory note to Tangiers for $20,000.  The note accrues simple interest at a rate of 10% per annum and matures on May 17, 2014, with a default simple interest rate of 20% per annum.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lowest closing price during the 10-day trading period prior to conversion, with the conversion rate being rounded to $0.0001 or whole share.  As of March 31, 2016, there is $20,000 of principal and $9,485 of accrued interest remaining on this note.  This note is currently in default.

On August 23, 2013, the Company issued a convertible promissory note to Zoom Marketing (“Zoom”) for $140,000.  The note accrues simple interest at a rate of 5% per annum and matures on January 23, 2014, with a default simple interest rate of 10% per annum.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the of the average of the three lowest closing prices during the five-day trading period prior to conversion.  On March 27, 2014, Zoom assigned $75,000 of principal to Tangiers.  As of March 31, 2016, there is $65,000 of principal and $18,422 of accrued interest remaining on this note.  This note is currently in default.

On November 13, 2013, the Company issued a convertible promissory note to Tangiers for $17,000.  The note accrues simple interest at a rate of 10% per annum and matures on November 13, 2014, with a default simple interest rate of 20% per annum.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lowest closing price during the 20-day trading period prior to conversion, with the conversion rate being rounded to $0.0001 or whole share.  As of March 31, 2016, there is $17,000 of principal and $6,385 of accrued interest remaining on this note.  This note is currently in default.

On February 7, 2014, the Company issued a convertible promissory note to Hanover Holdings I, LLC for $8,500.  The note accrues simple interest at a rate of 10% per annum and matures on February 7, 2015, with a default simple interest rate of 22% per annum.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lowest closing price during the three-day trading period prior to conversion.  On January 13, 2016, $8,500 of principal and $2,551 of interest has been converted into shares of the Company’s common stock.  As a result, this note is deemed paid in full.

On February 21, 2014, the Company issued a convertible promissory note to Blackbridge for $5,000.  The note accrues simple interest at a rate of 8% per annum and matures on September 21, 2014.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 30-day trading period prior to conversion.  As of March 31, 2016, there is $5,000 of principal and $842 of accrued interest remaining on this note.  This note is currently in default.

On March 11, 2014, the Company issued two convertible promissory notes to LG Capital Funding, LLC (“LG”) for $32,000 and $24,000.  The notes accrue simple interest at a rate of 12% per annum and mature on March 11, 2015, with default simple interest rates of 24% per annum.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lowest closing price during the 10-day trading period prior to, and including the date of, conversion.  As of March 31, 2016, there is a total of $56,000 of principal and $20,915 of accrued interest remaining on these notes.  These notes are currently in default.

On March 27, 2014, the Company issued a convertible promissory note to Tangiers for $75,000, which was assigned from Zoom.  The note accrues simple interest at a rate of 10% per annum and is due on March 27, 2015, with a default simple interest rate of 20% per annum.  On March 27, 2014, the Company issued a separate convertible promissory note to Tangiers, whereby the Company could borrow up to $600,000, of which $100,000 would be treated as an original issue discount on a pro rata basis.  The note accrues simple interest at a rate of 0% per annum and is due on demand, with a default simple interest rate of 20% per annum.  During the year ended December 31, 2014, the Company borrowed $72,000, of which $12,000 was original issue discount.  Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a 50% discount of the lowest closing price during the 20-day trading period prior to the date of conversion.  As of March 31, 2016, there is a total of $147,000 of principal and $42,636 of accrued interest remaining on these notes.  These notes are currently in default.

On April 1, 2014, YA Global sold $40,000 of their original note in the amount $1,250,000 to an unrelated third party (“Tuohy”). The Company then issued a convertible promissory note to Tuohy for that debt. The note calls for 14% simple interest through the maturity date of December 31, 2014.  Pursuant to the terms of the notes the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 20-day trading period prior to conversion, or $0.01, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through March 31, 2016, Tuohy converted $40,000 of principal into shares of the Company’s common stock.  The principal balance of this note has been paid in full, yet $153 of accrued interest remains unpaid.

On April 2, 2014, the Company issued a convertible promissory note to Burrington Capital, LLC (“Burrington”) for $25,000. The note calls for 10% compounded interest through the maturity date of October 1, 2014, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the note the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 20-day trading period prior to conversion, or $0.01, whichever is lower.  As of March 31, 2016, there is $25,000 of principal and $7,849 of accrued interest remaining on this note.  This note is currently in default.

On April 2, 2014, the Company entered into a Settlement Agreement with IBC Funds (“IBC”) for $96,800 in past due payables.  The amount is due upon demand.  Pursuant to the terms of the agreement, the principal balance is convertible at the option of the note holder into shares of the Company’s common stock at a 50% discount of the lowest closing price during the 20-day trading period prior to conversion.  Through December 31, 2015, IBC fully converted the $96,800 in principal into shares of the Company’s common stock.

On April 3, 2014, YA Global sold a portion of their note in the amount of $50,000 to an unrelated third party (“Ferro”). The Company then issued a convertible promissory note to Ferro for that debt. The note calls for 14% simple interest through the maturity date December 31, 2014.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the average of the three lowest closing prices during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share.  Through March 31, 2016, $22,175 of principal has been converted into shares of the Company’s common stock, and the Company has made $1,000 in principal payments.  As of March 31, 2016, there is $26,825 of principal and $13,341 of accrued interest remaining on this note.  This note is currently in default.

On April 8, 2014, a note holder, YA Global, sold a portion of their note in the amount of $200,000 to Dakota Capital Pty Ltd. (“Dakota”). The Company then issued a convertible promissory note to Dakota for that debt. The note calls for 14% simple interest through the maturity date December 31, 2014.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a 50% discount of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower.  As of March 31, 2016, there is $200,000 of principal and $55,386 of accrued interest remaining on this note. This note is currently in default.

On April 14, 2014, YA Global assigned $100,000 of their convertible note to Barry Liben.  The note accrues interest at a rate of 0% per annum and is due December 31, 2014. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the average of the three lowest closing prices during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through March 31, 2016, Liben converted $47,200 in note principal into shares of the Company’s common stock.   As of March 31, 2016, there is $52,800 of principal remaining on this note. This note is currently in default.

On April 25, 2014, the Company borrowed $10,000 from Reserve CG.  The note accrues interest at a rate of 8% per annum.  Through December 31, 2015, the Company fully converted $10,000 of the principal balance into shares of the Company’s common stock.

On December 10, 2014, the Company issued a convertible promissory note to Jared Robert for $20,000.  The note accrues compounded interest at a rate of 10% per annum and is due on June 10, 2015, with a default compounded interest rate of 15%.  Pursuant to the terms of the note the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 20-day trading period prior to conversion, or $0.01, whichever is lower.  As of March 31, 2016, there is $20,000 of principal and $3,703 of accrued interest remaining on this note.  This note is currently in default.

On January 7, 2015, the Company issued a convertible promissory note to LG for $20,625, of which $4,125 was an original issue discount.  The note accrues simple interest at a rate of 12% per annum and is due on January 7, 2016, with a default simple interest rate of 24%.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 45% of the lowest closing price during the 20-day trading period prior to, and including the date of, conversion. As of March 31, 2016, there is $20,625 of principal and $3,614 of accrued interest remaining on this note.  This note is currently in default.

On March 12, 2015 the Company issued two convertible promissory notes to Cariou totaling $188,356 ($94,178 each) for settlement of compensation owed as well as penalties and interest. The note calls for 24% compounded interest through the maturity date of September 12, 2015, with a default compounded interest rate of 29%. The principal balance and accrued interest are convertible into the Company’s common stock at a conversion rate of the average of the five trading days prior the applicable conversion date, with the number of conversion shares multiplied by 115%. Through March 31, 2016, the Company made $12,000 in principal payments towards these notes.  As of March 31, 2016, there is a total of $176,356 of principal and $58,607 of accrued interest remaining on these notes.  These notes are currently in default.

On February 5, 2016, the Company issued an amended convertible promissory note to YA Global for $2,829,690, which consolidated all the outstanding principal and interest due to YA Global from various notes outstanding through January 7, 2016.  The note accrues simple interest at a rate of 6% per annum and matures on April 30, 2016, with a default simple interest rate of 18%.  Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of the lesser of (a) $0.0003 or (b) 50% of the lowest closing price during the 20-day trading period prior to conversion, with the conversion rate being rounded to $0.0001 or whole share.  In relation to the note, the Company issued warrants to purchase 2,000,000,000 shares of the Company’s common stock at an exercise price of $0.0006 per share, with an expiration date of December 31, 2020.  The warrants are also subject to a cashless exercise, should there be an event of default or the warrants are not subject to an effective registration statement.  The Company valued these warrants on the date of issuance at $400,000 using the Black-Scholes method.  Pursuant to FASB ASC 470-50, Debt, Modifications and Extinguishments, this consolidation of debt has been determined to be an extinguishment of debt, and as a result, the Company has recognized a loss on extinguishment of debt of $3,299,717.  Through March 31, 2016, $22,175 of principal has been converted into shares of the Company’s common stock.  As of March 31, 2016, there is $2,807,515 of principal and $522 of accrued interest remaining on this note.  This note is currently in default.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 15, 2016, by each person or entity known by us to be the beneficial owner of more than 5% of any class of our voting securities, each of our directors and named executive officers, and all of our directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.

Percentage ownership in the following table is based on 11,827,671,008 shares of common stock outstanding, 100,000 shares of Series D Convertible Preferred Stock outstanding, and 25,000 shares of Series G Convertible Preferred Stock outstanding as of June 15, 2016. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from June 15, 2016 upon the exercise of options, warrants or convertible securities, or other rights. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants, convertible securities, or other rights included in that person's holdings, but not those underlying shares held by any other person.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficial Ownership	Percent of Class
Lloyd Spencer
601 108th Avenue NE, Suite 1900	60,606,335	< 1%
Bellevue, WA 98004
Directors and Officers as a Group (1 person)	60,606,335	< 1%

Name of Series D Preferred Stockholder (1)	Number of Series D Preferred Shares held by Stockholder	Number of Votes for each Series D Preferred Share held	Number of Votes held by Series D Preferred Stockholder
Lloyd Spencer	60,000	x 100,000	6,000,000,000
Shanna Gerrard	20,000	x 100,000	2,000,000,000
Jared Robert	20,000	x 100,000	2,000,000,000

Name of Series G Preferred Stockholder (2)	Number of Series G Preferred Shares held by Stockholder	Number of Votes for each Series G Preferred Share held	Number of Votes held by Series G Preferred Stockholder
Lloyd Spencer	25,000	x 5,000,000	125,000,000,000

Name of Stockholder	Number of Shares of Common Stock Held	Number of Votes held by Series D Stockholder	Number of Votes held by Series G Stockholder	Total Number of Votes Held by Stockholder	Percentage of the Voting Equity
Lloyd Spencer	60,606,335	6,000,000,000	125,000,000,000	131,060,606,335	89.3%
Shanna Gerrard	5,000	2,000,000,000	-	2,000,005,000	1.4%
Jared Robert	17,299,965	2,000,000,000	-	2,017,299,965	1.4%

(1)
Each share of Series D Convertible Preferred Stock (“Series D Preferred”) has the equivalent of one hundred thousand (100,000) votes of common stock. Currently, there are 3 holders of Series D Preferred Stock, namely Lloyd Spencer (60,000 shares), Shanna Gerrard (20,000 shares) and Jared Robert (20,000 shares) (together, the “Series D Stockholders”), collectively holding 100,000 shares of Series D Preferred.

(2)
Each share of Series G Convertible Preferred Stock (“Series G Preferred”) has the equivalent of five million (5,000,000) votes of common stock. Currently, there is 1 holder of Series G Preferred Stock, namely Lloyd Spencer (25,000 shares), (together, the “Series G Stockholders”), collectively holding 25,000 shares of Series G Preferred, resulting in the Series G Stockholders holding in the aggregate a majority of the total voting power of all issued and outstanding voting shares of the Company.

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “ SEC ”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and

(2)	Quarterly Report on Form 10-Q for the three months ended June 30, 2014

You may request a copy of these filings, at no cost, by writing CoroWare, Inc. at 601 108th Avenue NE, Suite 1900, Bellevue, WA  98004 or telephoning the Company at (800) 641-2676, option 3. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holder of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer and Director

Dated: June 15, 2015

APPENDIX A

Proposed Amendment to the Article Fourth of the Articles of Incorporation,
indicating the increase in authorized shares of common stock to thirty five billion (35,000,000,000).

The first paragraph of Article Fourth of the Articles of Incorporation shall be amended to read as follows:

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be thirty five billion ten million (35,010,000,000) shares, of which thirty five billion (35,000,000,000) shares shall be common stock, par value $.0001 per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock").   All of the shares of Common Stock shall be of one class, and shall have the same rights and preferences. When consideration is received for each share of Common Stock and Preferred Stock issued, each share will be fully paid and nonassessable.